EXHIBIT 4.2
AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (as the same may hereafter be amended, supplemented or modified, this “Agreement”), dated as of November 23, 2005, among DIRECTED ELECTRONICS, INC. (together with its successors and assigns, the “Parent”); MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (together with its successors and assigns, “MassMutual”); MASSMUTUAL CORPORATE INVESTORS (together with its successors and assigns, “Corporate Investors”); MASSMUTUAL PARTICIPATION INVESTORS (together with its successors and assigns, “Participation Investors,” together with MassMutual and Corporate Investors, the “MassMutual Investors”); BANCBOSTON INVESTMENTS, INC. (together with its successors and assigns “BBI,” collectively with the MassMutual Investors, the “Warrant Investors”); 555 MADISON INVESTORS, LLC (“Madison”), HVB U.S. FINANCE, INC. (“HVB,” together with Madison and their successors and assigns, the “Senior Lenders”); ISSA FAMILY FOUNDATION (collectively, with the Senior Lenders, the “Other Investors”); and TRIVEST FUND II, LTD., TRIVEST FUND III. L.P., TRIVEST EQUITY PARTNERS II, LTD., TRIVEST EQUITY PARTNERS III, L.P., TRIVEST PRINCIPALS FUND II, LTD., TRIVEST PRINCIPALS FUND III, L.P., TRIVEST FUND CAYMAN III, L.P., and TRIVEST-DEI CO-INVESTMENT FUND, LTD. (collectively, with their successors and assigns, the “Trivest Investors”).
RECITALS
     WHEREAS, Parent (formerly DEI Holdings, Inc.), the Warrant Investors, Madison (formerly IBJ Whitehall Capital Corporation), HVB (formerly Bank Austria Creditanstalt American Corporation), and the Issa Family Foundation are parties to that certain Registration Rights Agreement, dated as of December 21, 1999 (the “Original Agreement”);
     WHEREAS, pursuant to separate Securities Purchase Agreements (collectively, the “Securities Purchase Agreement”), dated as of the date of the Original Agreement, between Parent and each of the Warrant Investors, Parent sold to the Warrant Investors an aggregate of 404,632.15259 warrants (the “Warrants”) to purchase Parent’s Class B Common Stock;
     WHEREAS, pursuant to separate Subscription Agreements (collectively, the “Senior Lender Subscription Agreements”), dated as of the date of the Original Agreement, between Parent and each of the Senior Lenders, Parent sold to the Senior Lenders an aggregate of 46,666.666 shares of Parent’s Common Stock; and
     WHEREAS, pursuant to that certain Subscription and Shareholders’ Agreement (the “Issa Subscription Agreement” and, together with the Senior Lender Subscription Agreements, the “Subscription Agreements”), dated as of the date of the Original Agreement, among the Parent and Darrell Issa and Katherine Issa, Parent sold to Darrell Issa and Katherine Issa an aggregate of 388,888.889 shares of Common Stock (the “Issa Shares”); and
     WHEREAS, Darrell Issa and Katherine Issa transferred all of the Issa Shares to the Issa Family Foundation subsequent to the date of the Original Agreement; and
     WHEREAS, pursuant to Section 4.5 of the Original Agreement, the parties thereto desire to amend the Original Agreement to, among other things, allow for the admission of the Trivest Investors and the Issa Family Foundation as parties to the Original Agreement and to provide the Trivest Investors and the Issa Family Foundation with certain rights relating to shares of Parent’s Common Stock held by the Trivest Investors and by the Issa Family Foundation.

AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereto agree that the Original Agreement is amended and restated in its entirety to read as follows:
1. REGISTRATION RIGHTS.
     1.1. Required Registration.
          (a) Filing of Registration Statement. Subject to Section 1.1(f), the Parent will, upon the written request of either the MassMutual Investors, BBI, or the Trivest Investors given at any time after one hundred eighty (180) days following the Initial Public Offering Date requesting that the Parent effect the registration under the Securities Act of all or part of the Warrant Holders Registrable Securities or the Trivest Registrable Securities and specifying the Warrant Holders Registrable Securities or the Trivest Registrable Securities to be sold and the intended method of disposition thereof, promptly give written notice of such requested registration to all other holders of Warrant Holders Registrable Securities or Trivest Registrable Securities, and thereupon will effect the registration (the “Required Registration”) under the Securities Act of:
                    (i) the Warrant Holders Registrable Securities or the Trivest Registrable Securities that the Parent has been so requested to register by the MassMutual Investors, BBI, or the Trivest Investors, as the case may be; and
                    (ii) all other Warrant Holders Registrable Securities or Trivest Registrable Securities that the Parent has been requested to register by the holders thereof by written request given to the Parent within thirty (30) days after the giving of such written notice by the Parent (which request shall specify the Warrant Holders Registrable Securities or Trivest Registrable Securities to be sold and the intended method of disposition of such Warrant Holders Registrable Securities or Trivest Registrable Securities);
all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Warrant Holders Registrable Securities or Trivest Registrable Securities so to be registered.
          (b) Time for Filing and Effectiveness. On or before the date which is ninety (90) days after the request for such registration, the Parent shall file with the SEC the Required Registration with respect to all Warrant Holders Registrable Securities or Trivest Registrable Securities to be so registered, and shall cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred eighty (180) days after the request for such registration.
          (c) Selection of Underwriters. If Warrant Holders Registrable Securities or Trivest Registrable Securities that the Parent has been requested to register pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters of such offering shall be one or more underwriting firms of recognized standing selected by the Parent and reasonably acceptable to the Warrant Investors and the Trivest Investors.
          (d) Inclusion of Other Securities. If the Parent shall propose to include in any registration requested pursuant to Section 1.1(a) any Securities other than Warrant Holder Registrable Securities or Trivest Registrable Securities (including, without limitation, those to be issued and sold by the Parent), then such registration shall be deemed to occur under Section 1.2 (and not this Section 1.1) unless all of the Warrant Holder Registrable Securities and Trivest Registrable Securities initially requested to be included in such registration are included and the inclusion of Securities other than Warrant Holder Registrable Securities and Trivest Registrable Securities does not reduce the price to the public of the Warrant Holder Registrable Securities and Trivest Registrable Securities included in such registration.
          (e) Priority on Required Registrations. If the managing underwriter shall advise the Parent in writing (with a copy to each holder of Warrant Holders Registrable Securities and Trivest Registrable Securities requesting sale) that, in such underwriter’s opinion, the number of shares requested to be included in such Required Registration exceeds the number that can be sold in such offering within a price range acceptable to the Parent (such writing to state the basis of such opinion and the approximate number of shares that may be included in such offering without such effect), then the Warrant Holder Registrable Securities and the Trivest Registrable Securities to be included in such registration shall be allocated among the holders of such Warrant Holder Registrable Securities and Trivest Registrable Securities in proportion to the number of Warrant Holder Registrable Securities and Trivest Registrable Securities each such holder shall have timely requested to be included in such registration.
          (f) When Required Registration is Deemed Effected. A Required Registration pursuant to this Section 1.1 shall not be deemed to have been effected for purposes of Section 1.1(g) hereof if:
                    (i) the registration does not become effective and remain effective for a period of at least one hundred eighty (180) days;
                    (ii) all the Warrant Holders Registrable Securities and the Trivest Registrable Securities requested to be registered in connection therewith were not sold;
                    (iii) the holders of the Registrable Securities withdraw or otherwise terminate the registration because they learn of a material adverse change in the condition (financial or otherwise), business, performance, operations, properties or profits of the Parent or any of its Subsidiaries from that known to such holders at the time of the initial request for the Required Registration;
                    (iv) the Parent fails to comply with the provisions of this Agreement or any other agreement, document or instrument relating to such Required Registration;
                    (v) the SEC issues any stop order with respect thereto, or any other order preventing or suspending the use of any preliminary prospectus or prospectus; or the qualification of the Registrable Securities for offering or sale in any jurisdiction is suspended; or proceedings for any such purpose are initiated or threatened;
                    (vi) the Parent exercises its right to delay the Required Registration under any other provision of this Agreement, including, without limitation, in respect of Section 1.10;
                    (vii) the MassMutual Investors, BBI, or the Trivest Investors, as the case may be, requesting such registration withdraw their request for registration in its entirety at any time because such holders reasonably believe that the registration statement or any prospectus related thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, notified the Parent of such fact and requested that the Parent correct such alleged misstatement or omission, and the Parent has refused to correct such alleged misstatement or omission;
                    (viii) the holders withdraw or otherwise suspend or terminate the registration on account of any event (such as the outbreak of war, any material adverse change in the financial or Securities markets or in any political, financial, or economic conditions in the United States or other calamity or crisis) on the basis of which underwriters in an underwritten public offering of securities have the right to terminate their obligations under a customary underwriting agreement; or

                    (ix) any other conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Required Registration are not satisfied, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered and sold.
          (g) Limitation on Number of Required Registrations. The Parent shall be required to file and effect only three (3) Required Registrations pursuant to this Section 1.1 that are deemed to have been effected under Section 1.1(f) hereof upon the request of the holder or holders of at least fifty-one percent (51%) of the Warrant Holders Registrable Securities or at least fifty-one percent (51%) of the Trivest Registrable Securities; provided that if for any reason less than all of the Warrant Holder Registrable Securities or the Trivest Registrable Securities for which registration has been requested may then be registered, then the Warrant Holders and the Trivest Investors shall be entitled to one additional registration of Warrant Holder Registrable Securities or Trivest Registrable Securities pursuant to Section 1.1(a) for such Warrant Holder Registrable Securities or Trivest Registrable Securities for which registration has been requested but not effected. The Parent shall not be required to effect any Required Registration unless the aggregate offering price to the public for the Warrant Holder Registrable Securities and the Trivest Registrable Securities to be included in the Required Registration is projected to be at least Five Million Dollars ($5,000,000).
          (h) S-3 Registrations. In addition to the rights under Sections 1.1(a) and Section 1.2, so long as the Parent is then eligible to file a registration statement on Form S-3 (or any successor form) under the Securities Act, then upon the written request by either the MassMutual Investors, BBI, or the Trivest Investors, the Parent shall use its best efforts to effect the registration (on such Form S-3 or any successor form) of the Registrable Securities of the holders making such request; provided that the Parent shall not be obligated to effect any such registration unless the reasonably anticipated price to the public of the Warrant Holder Registrable Securities and the Trivest Registrable Securities to be registered and sold pursuant thereto exceeds Two Million Dollars ($2,000,000). If so requested by either the Mass Mutual Investors, BBI, or the Trivest Investors, the Parent shall take such steps as are required to register such Warrant Holder Registrable Securities or Trivest Registrable Securities for sale on a delayed or continuous basis under Rule 415 under the Securities Act and to keep such registration effective for such period (but not longer than 90 days) as is necessary to permit the sale and distribution of such Warrant Holder Registrable Securities or Trivest Registrable Securities pursuant thereto. The Parent shall not be obligated to effect more than one registration requested pursuant to this Section 1.1(h) during any period of six consecutive months, nor shall it be obligated to effect any registration requested pursuant to this Section 1.1(h) within one hundred eighty (180) days after the effective date of any registration in which the holders of Warrant Holder Registrable Securities or Trivest Registrable Securities, shall have been permitted to participate fully under Section 1.2.
     1.2. Incidental Registration.
          (a) Filing of Registration Statement. If the Parent at any time proposes to register any of its Common Stock or Rights (an “Incidental Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, solely in connection with Securities to be issued in a merger, acquisition of stock or assets of another Person or in a similar transaction, or relating solely to Securities issued or to be issued under any employee stock option or purchase plan), for sale in a Public Offering, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so. Upon the written request of any such holder to include its shares under such registration statement (which request shall be made within thirty (30) days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by such holder), the Parent will effect the registration of all Registrable Securities that the Parent has been so requested to register by such holder; provided, however, that if, at any time after giving written notice of its intention to register any Securities, the Parent shall determine for any reason not to register such Securities or to delay or not complete that sale of any Securities covered by such registration statement, the Parent may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration, and may withdraw the filing or effectiveness of such registration.
          (b) Selection of Underwriters. Notice of the Parent’s intention to register such Securities shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized standing) and shall contain the Parent’s agreement, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Parent has been so requested to register pursuant to this Section 1.2, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.
          (c) Priority on Incidental Registrations. If the managing underwriter shall advise the Parent in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter’s opinion, the number of shares of Securities requested to be included in such Incidental Registration exceeds the number that can be sold in such offering within a price range acceptable to the Parent (such writing to state the basis of such opinion and the approximate number of shares of Securities that may be included in such offering without such effect), the Parent will be obligated to include in any such registration statement only such limited portion of the Warrant Holder Registrable Securities and the Trivest Registrable Securities (which may be none) as is determined in good faith by such underwriter; provided that if any Securities are being offered for the account of any Person other than the Parent and the holders of Warrant Holder Registrable Securities and the Trivest Registrable Securities, the reduction in the number of Warrant Holder Registrable Securities and Trivest Registrable Securities included in such registration (which reduction shall be allocated among the holders thereof requesting registration in proportion to the respective number of Warrant Holder Registrable Securities and Trivest Registrable Securities with respect to which each such holder has timely requested registration) shall not represent a greater percentage of the amount of Warrant Holder Registrable Securities and Trivest Registrable Securities originally requested to be registered and sold in such registration than the lowest percentage reduction imposed upon any other Person.
          (d) Compliance with Hart-Scott-Rodino Act. If any holder of Registrable Securities shall have elected to participate in an Incidental Registration pursuant to Section 1.2(a) and shall have notified the Parent that it may be required to file a Notification and Report Form under the Hart-Scott-Rodino Act in connection with the exercise of the Warrants held by such holder, then, in such event, the Parent shall not consummate a sale of any Securities under such Incidental Registration until the third (3rd) Business Day following the earlier to occur of:
               (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Act; and
               (ii) the early termination thereof;
in each such case, so as to permit the lawful exercise of the Warrants held by such holder prior to the consummation of such sale under such Incidental Registration. Notwithstanding the foregoing, if there shall be a request for further information or any applicable governmental or regulatory authority shall have restrained, enjoined or prohibited or threatened to restrain, enjoin or prohibit the exercise of any of the Warrants, the Parent may nevertheless consummate any sale of any Securities under such Incidental Registration at any time.
     1.3. Registration Procedures. The Parent will use its best efforts to effect each Registration, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and the Parent will as expeditiously as possible:
          (a) subject, in the case of an Incidental Registration, to the proviso to Section 1.2(a), prepare and file with the SEC the registration statement and use its best efforts to cause the Registration to become effective; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto, the Parent will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed a reasonable time (which, in the case of any original registration statement, shall be at least fifteen (15) days) prior thereto, which documents will be subject to the reasonable review, within such period, of such holders, their counsel and the underwriters; and the Parent will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which the Requisite Holders shall reasonably object in writing within such period;
          (b) subject, in the case of an Incidental Registration, to the proviso to Section 1.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not to exceed 180 days and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;
          (c) furnish to each holder of Registrable Securities included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Parent consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);
          (d) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;
          (e) if requested by the managing underwriter or underwriters, if any, or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters, if any, or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;
          (f) on or prior to the date on which a Registration is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or the managing underwriter, if any, reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested of the Registrable Securities covered by such Registration; provided, however, that the Parent will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or required to submit to liability for state or local taxes in any such jurisdiction where it is not then so subject;
          (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under such Registration, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;
          (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Parent or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Securities;
          (i) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
          (j) use its best efforts to obtain:
                    (i) at the time of effectiveness of each Registration, a “comfort letter” from the Parent’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as the Requisite Holders and the underwriters reasonably request; and
                    (ii) at the time of any underwritten sale pursuant to the registration statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Parent’s independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;
          (k) use its best efforts to obtain, at the time of effectiveness of each Registration and at the time of any underwritten sale pursuant to each Registration, an opinion or opinions, favorable to the Requisite Holders in form and scope, from counsel for the Parent in customary form;
          (l) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the discovery of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;
          (m) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earning statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Parent’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;
          (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration; and
          (o) use its best efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock is then listed; and, if the Common Stock is not so listed, to use its best efforts to cause all Registrable Securities covered by each Registration to be designated as National Market System Securities, if the

Common Stock is so designated (and, if the Common Stock is listed on the NASDAQ National Market or the NASDAQ SmallCap Market, to cause all Registrable Securities covered by each Registration to be so listed); and, if the Common Stock is not so designated, to arrange for at least two market makers to register with the NASD as such with respect to such Registrable Securities.
The Parent may require each holder of Registrable Securities that will be included in such Registration to furnish the Parent with such information in respect of such holder of its Registrable Securities and, if the Securities are not being offered in an underwritten offering, the proposed plan of distribution by such holder, that will be included in such Registration as the Parent may reasonably request in writing to assure compliance with applicable laws or regulations.
     1.4. Reasonable Investigation. The Parent shall follow procedures customarily observed by issuers in Public Offerings, and accord to the holders of Registrable Securities and the managing underwriters with respect to such offering, as the case may be, all rights customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is or was an underwritten Public Offering, in each such case, as shall be reasonably necessary, in the opinion of such holder or such underwriter, to enable it to conduct a “reasonable investigation” within the meaning of Section 11(b)(3) of the Securities Act and to satisfy the requirement of reasonable care imposed by Section 12(a)(2) of the Securities Act.
     1.5. Registration Expenses. The Parent will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Parent, except:
          (a) for those related exclusively to a registration proceeding begun pursuant to Section 1.1(a) or Section 1.1(h), the request of which has been subsequently withdrawn by the holders of a majority of the Warrant Holders Registrable Securities and the Trivest Registrable Securities requested to be registered (other than a Permitted Withdrawn Proceeding); or
          (b) to the extent that such Registration Expenses relate to any Registrable Securities requested to be included in any registration proceeding begun pursuant to Section 1.2, the request of which has been withdrawn by the holders of a majority of the Registrable Securities requested to be sold and registered (other than a Permitted Withdrawn Proceeding);
in either of which cases, such Registration Expenses shall be borne by the holders of Registrable Securities requesting or causing such withdrawal, and, in any such case, such holders shall reimburse the Parent for all Registration Expenses reasonably paid or incurred by the Parent in connection with such withdrawn registration proceeding prior to such withdrawal. The holders of Registrable Securities shall pay their respective Selling Expenses pro rata on the basis of the Registrable Securities so registered and sold by such holders.
1.6. Indemnification; Contribution.
          (a) Indemnification by the Parent. The Parent shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, and each underwriter, its officers, directors and agents, if any, and each Person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Parent of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Parent by such holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Section 1 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Parent to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If Parent shall indemnify in a separate Underwriting Agreement any of the parties set forth in this Section 1.6(a), then the provisions of such Underwriting Agreement shall control and this Section 1.6(a) shall not apply as to any such parties with respect to that Public Offering.
          (b) Indemnification for Controlling Person Liability. In addition to the indemnification provided for in Section 1.6(a), the Parent shall indemnify each holder of Registrable Securities, its officers, directors, partners and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, joint or several, in each case, under the Securities Act, the Exchange Act, common law or otherwise, resulting from:
                    (i) any violation by the Parent of the provisions of the Securities Act or the Exchange Act;
                    (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment thereto or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, whether or not, in each such case, the registration statement or amendment thereto or prospectus (or amendment or supplement thereto) or preliminary prospectus related or relates to any offering or sale of Registrable Securities by any holder; and
                    (iii) any other untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary to make the statements in any document issued or delivered to any purchaser or potential purchaser or filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (in light of the circumstances under which they were made) not misleading, in each case, in connection with any offering or sale of Securities of the Parent by any Person, whether or not such Securities offered or sold are or were registered or required to be registered under the Securities Act;
in each such case, to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, joint or several, are alleged to result from or exist by virtue of the fact that any holder of Registrable Securities controls or is alleged to control (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Parent or any Subsidiary or Affiliate, whether such claim or allegation arises under Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise; provided, however, that such indemnification shall not extend to losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Parent by such holder expressly for use therein, or from any such information provided by an underwriter selected by the holders or any of them.
          (c) Indemnification by the Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Parent, each underwriter (if the underwriter so requires) and their respective officers, directors and agents, if any, and each Person, if any, who controls the Parent or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided, however, that such holder’s obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.
          (d) Control of Defense. Any Person entitled to indemnification under the provisions of this Section 1.6 shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim at the expense of such indemnifying party, with counsel reasonably satisfactory to the indemnified party. If such defense is so assumed, such indemnifying party shall not be liable to such indemnified party for any legal fees and expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable fees of liaison with counsel so selected by the indemnifying party. Neither the indemnified party nor the indemnifying party shall enter into any settlement without the consent of the other party (which consent shall not be unreasonably withheld if such settlement does not attribute liability to such other party); and any underwriting agreement entered into with respect to any registration statement provided for under this Section 1 shall so provide, if required by the underwriter. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim, in which case the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel for such indemnified party.
          (e) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:
                    (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or
                    (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.
Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 1.6(b) hereof was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 1.6(e) shall be several and not joint.
          (f) Timing of Payments. Each indemnifying party, as an interim measure during the pendency of any claim, action, investigation, inquiry or proceeding arising out of or based upon any matter or subject for which indemnity (or contribution in lieu thereof) may be available to any indemnified party under this Section 1.6, will, subject to Section 1.6(d), promptly reimburse each indemnified party, as often as invoiced therefor (but in no event more often than monthly) for all reasonable legal or other expenses incurred in connection with the investigation or defense of any such claim, action, investigation, inquiry or proceeding, notwithstanding the absence of any judicial determination as to the propriety or enforceability of the indemnifying party’s obligation to reimburse the indemnified party for such expenses and notwithstanding the possibility that the obligations to pay such expenses might later have been held to be improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is held to be improper, the indemnified party agrees to promptly return the amount so advanced to the indemnifying party, together with interest, compounded monthly, at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal. Any such interim reimbursement payments which are not made to the indemnified party within thirty (30) days of a request therefor shall bear interest at such prime rate from the date of such request. To the extent required by any underwriter in connection with the execution of any underwriting agreement pursuant to which the holders of Registrable Securities shall be selling any shares of Common Stock, the Parent shall agree to advancement of the expenses of such underwriter to at least the same extent as provided in this Section 1.6.
          (g) Survival. The indemnity and contribution agreements contained in this Section 1.6 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such Securities by such holder.
     1.7. Holdback Agreements; Registration Rights to Others.
          (a) If the Parent shall at any time register Securities under the Securities Act (including, without limitation, any registration relating to the Parent’s initial Public Offering or any registration pursuant to this Section 1) for offer or sale to the public, then none of the holders of Registrable Securities shall make any short sale of, grant an option for the transfer of, or otherwise transfer, any Registrable Securities (other than:
                    (i) for the public sale of those Registrable Securities included in and sold pursuant to such registration in accordance with this Section 1; or
                    (ii) in a private sale to a transferee who agrees to the restrictions in this Section 1.7(a));
without the prior written approval of the Parent for such reasonable period (but in no event longer than one hundred eighty (180) days following the effective date of the related registration statement) as may be designated in writing to the holders of Registrable Securities by the Parent, or, if the Registration shall be, in whole or in part, an underwritten offering, the managing underwriters; provided that, no such holder of Registrable Securities shall be required to make such agreement unless all of the Trivest Investors are subject to the same restrictions.
          (b) In addition to the restriction contained in Section 1.7(a), each holder of Registrable Securities shall execute any restrictive agreement or “lock-up” agreement that any underwriter engaged by the Parent in connection any underwritten Public Offering shall reasonably request; provided that:
                    (i) the restrictive or “lock-up” period thereunder is not more than one hundred eighty (180) days after the effective date of the registration statement for which such restrictive agreement or “lock-up” agreement is sought; and
                    (ii) no such holder of Registrable Securities shall be required to make such agreement unless all of the Trivest Investors are subject to the same restriction.
          (c) The Parent may impose stop-transfer instructions with respect to the Registrable Securities until the end of any restrictive period provided for pursuant to this Section 1.7.

          (d) If the Parent shall at any time after the date hereof provide to any Other Stockholder or other holder of Securities of the Parent rights with respect to the registration of such Securities under the Securities Act:
                    (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Section 1 to the holders of Registrable Securities; and
                    (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Section 1, the Parent will provide (by way of amendment to this Section 1 or otherwise) such more favorable terms or conditions to the holders of Registrable Securities.
     1.8. Other Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants or conversion of any class of Common Stock into any other class of Common Stock require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Parent will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.
     1.9. Availability of Information. At any time that any class of the Common Stock is registered under Section 12(b) or Section 12(g) of the Exchange Act, the Parent will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such Sections) and will comply with all other public information reporting requirements of the SEC from time to time in effect. In addition, the Parent shall file such reports and information, and shall make available to the public and to the Warrant Investors and the Trivest Investors such information, as shall be necessary to permit such holders to offer and sell Issuable Shares pursuant to the provisions of Rules 144 and 144A promulgated under the Securities Act. The Parent will also cooperate with each such holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the registration provisions of the Securities Act in connection with the sale of any Issuable Shares. The Parent will furnish to each such holder or file via the EDGAR system, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Parent to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Parent with any securities exchange or with the SEC.
     1.10. Limitations on Registration Rights.
          (a) Notwithstanding anything to the contrary contained in this Agreement, the Parent may delay the filing or effectiveness of a registration statement under Section 1.1(a) or Section 1.1(h), as applicable, for such time as may be reasonably required by the Parent:
                    (i) to obtain such audited and unaudited financial statements as may be required by law to be included in the registration statement; provided that the Parent shall use its best efforts to obtain such financial statements as promptly as practicable; or
                    (ii) if the Parent’s board of directors believes that the offering of Registrable Securities pursuant thereto would materially interfere with or be materially detrimental to a planned offering by the Parent of any of the Parent’s Securities.
Without derogation to the foregoing, the Parent may also delay the filing or effectiveness of a registration statement under Section 1.1(h) for such time as may reasonably be required by the Parent at any time when the Parent would be required to disclose in such registration statement material information that it would not otherwise be required to disclose in its filings with the SEC pursuant to the Exchange Act and that it has not disclosed in such filings with the SEC; provided that the Parent will disclose such material information as promptly as it may be practically do so unless disclosure thereof would either interfere with or be detrimental to any transaction in which the Parent is then seeking or proposing to enter or conclude or violate any agreement between the Parent and any other Person.
          (b) If during any period when a registration statement covering Registrable Securities filed pursuant to Section 1.1(a) or Section 1.1(h) is effective, the Parent proposes to file a registration statement on Forms S-1 or S-4 (or any of their respective successor forms), then the Parent shall have the right to terminate the effectiveness of the registration statement covering such Registrable Securities; provided that the Parent shall, within forty-five (45) days thereof, prepare and file, a registration statement (the “Parent Registration Statement”) covering the Registrable Securities sought to be registered by the Parent and the Registrable Securities for which such effective registration statement is filed. In any such event, the participating holders shall include such Registrable Securities in or with the Parent Registration Statement. If the Parent does not file a Parent Registration Statement within such forty-five (45) day period, then the holders of Warrant Holders Registrable Securities and Trivest Registrable Securities shall have one additional right to require registration under Section 1.1(a) or Section 1.1(h), whichever was applicable to the registration statement terminated pursuant to this Section 1.10(b).
          (c) Notwithstanding anything to the contrary contained in this Agreement, the Parent may delay the filing or effectiveness of, or may withdraw, any Incidental Registration at any time for any reason whatsoever, but, notwithstanding anything to the contrary contained herein, the Parent shall be and remain obligated to pay all Registration Expenses and Selling Expenses, if any, incurred in connection therewith.
          (d) Notwithstanding the foregoing, the Parent shall not be entitled to delay the filing or effectiveness of any registration statements(s) initially requested pursuant to Section 1.1(a) or Section 1.1(h) for more than an aggregate of ninety (90) days during any period of twelve (12) consecutive months or on more than two (2) occasions in the aggregate.
2. OTHER AGREEMENTS.
     2.1. Legending of Certificates. Each certificate representing any Registrable Securities shall bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF NOVEMBER 23, 2005, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. A COPY OF SUCH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT IS AVAILABLE FROM THE PARENT UPON REQUEST.”
     2.2. Termination of Restrictions. Each and all of the provisions of this Agreement shall terminate immediately as to any Issuable Shares (but this Agreement shall remain in force with respect to any remaining Issuable Shares) at such time as such Issuable Shares cease to be Registrable Securities. Notwithstanding the foregoing, the provisions of Section 1.5, Section 1.6, Section 4.6 and Section 4.7 shall survive any cessation of the Issuable Shares covered thereby to be Registrable Securities.
     Whenever Issuable Shares shall cease to be Registrable Securities, the holder thereof shall be entitled to receive from the Parent, without expenses (other than transfer taxes, if any), new Issuable Shares of like tenor not bearing any restrictive legends.

3. INTERPRETATION OF THIS AGREEMENT.
     3.1. Certain Defined Terms. For the purpose of this Agreement, the following terms shall have the meanings set forth below or set forth in the Section following such term:
     Affiliate - means, at any time, a Person (other than a Subsidiary, Warrant Investor, Trivest Investor, or Other Investor):
          (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Parent;
          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Parent; or
          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Parent or a Subsidiary;
at such time.
As used in this definition,
     Control - means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     Agreement - the introductory paragraph.
     HVB - the introductory paragraph.
     BBI - the introductory paragraph.
     Business Day - means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.
     Class A Common Stock - means the Class A Common Stock, par value $0.01 per share, of the Parent.
     Class B Common Stock - means the Class B Common Stock, par value $0.01 per share, of the Parent.
     Common Stock - means, collectively, the Class A Common Stock and the Class B Common Stock or any common stock of the Parent into which any such Common Stock may be reclassified, recapitalized, or converted.
     Corporate Investors - the introductory paragraph.
     Exchange Act - means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     Hart-Scott-Rodino Act - means 18 U.S.C. § 18a, together with each and every related provision of the Clayton Act, as amended; the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and the rules and regulations of the Federal Trade Commission promulgated thereunder (including, without limitation, 16 C.F.R. §§ 801-803).

     Incidental Registration - Section 1.2 hereof.
     Indemnified Party - Section 4.8 hereof.
     Initial Public Offering Date - means the first date upon which Common Stock shall have been issued or sold pursuant to an underwritten public offering (whether on a firm commitment basis or a best efforts basis if such best efforts are successful) thereof pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.
     Issa Shares — the recitals.
     Issa Subscription Agreement - the recitals.
     Issuable Share - means and includes at any time,
          (a) a share of issued and outstanding Common Stock; and
          (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of Common Stock issuable upon exercise of such Right, in each case at such time.
For purposes of this definition of “Issuable Share”, a Right to acquire one share of Common Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time.
     Madison - the introductory paragraph.
     MassMutual - the introductory paragraph.
     MassMutual Investors - the introductory paragraph.
     NASD - means the National Association of Securities Dealers, Inc.
     NASDAQ - means the NASDAQ Stock Market, Inc.
     NASDAQ National Market - has the meaning ascribed thereto in Rule 4200(r) of the NASDAQ.
     NASDAQ SmallCap Market - has the meaning ascribed thereto in Rule 4200(t) of the NASDAQ:
     Other Investors - the introductory paragraph.
     Other Investors Registrable Securities - means, at any time:
          (a) any shares of Common Stock issued to the Other Investors pursuant to the Subscription Agreements;
          (b) any shares of Common Stock issuable upon the conversion of any such shares of Common Stock issued to the Other Investors pursuant to the Subscription Agreements; and
          (c) any other Securities into which any such shares (whether issued or issuable) may be reclassified, recapitalized or converted or into which any such shares (whether issued or issuable) may have been exchanged.
     As to any particular Other Investors Registrable Securities once issued, such Securities shall cease to be Other Investors Registrable Securities:

                    (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities’ Act and such Securities shall have been disposed of in accordance with such registration statement;
                    (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;
                    (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or
                    (iv) when they shall have ceased to be outstanding.
     Other Stockholders - means and includes, at any time, all holders of Issuable Shares at such time, other than the Warrant Investors, the Trivest Investors, and the Other Investors.
     Parent - the introductory paragraph.
     Parent Registration Statement - Section 1.10(b).
     Participation Investors - the introductory paragraph.
     Permitted Withdrawn Proceeding - means a Registration withdrawn, suspended or terminated by holders of Registrable Securities for or on account of any of the reasons enumerated in any of Section 1.1(f)(iii), Section 1.1(f)(iv), Section 1.1(f)(v), Section 1.1(f)(vi), Section 1.1(f)(vii) or Section 1.1(f)(viii).
     Person - means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.
     Public Offering - shall mean, with respect to any Issuable Shares, any sale in a transaction either registered under, or requiring registration under, Section 5 of the Securities Act.
     Registrable Securities - means the Warrant Holders Registrable Securities, the Trivest Registrable Securities and the Other Investors Registrable Securities.
     Registration - means each Required Registration and each Incidental Registration.
     Registration Expenses - means all expenses incident to the Parent’s performance of or compliance with Section 1.1 through Section 1.4, inclusive, including, without limitation:
          (a) all registration and filing fees;
          (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);
          (c) expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company;
          (d) messenger and delivery expenses;
          (e) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

          (f) fees and disbursements of counsel for the Parent and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance);
          (g) securities acts liability insurance (if the Parent elects to obtain such insurance);
          (h) the reasonable fees and expenses of any special experts retained by the Parent in connection with such registration;
          (i) fees and expenses of other Persons retained by the Parent; and
          (j) fees and expenses of one counsel for holders of Registrable Securities, selected by the Requisite Holders;
but not including any Selling Expenses.
     Required Holders - means, at any time, the Warrant Investors, the Trivest Investors, the Other Investors and the Parent.
     Required Registration - Section 1.1(a).
     Requisite Holders - means, with respect to:
          (a) any Required Registration or proposed Required Registration initiated by the MassMutual Investors, the MassMutual Investors;
          (b) any Required Registration or proposed Required Registration initiated by BBI, BBI;
          (c) any Required Registration or proposed Required Registration initiated by the Trivest Investors, the Trivest Investors; and
          (d) any Incidental Registration or proposed Incidental Registration, the holder or holders (other than the Parent or any Affiliate or Subsidiary) holding a majority of the shares of Registrable Securities (excluding any shares of Registrable Securities directly or indirectly held by the Parent or any Affiliate or Subsidiary) to be so registered.
     Right - means and includes any warrant (including, without limitation, any Warrant), option or other right, to acquire Common Stock and including, without limitation, any right pursuant to the provisions of any Security (other than Common Stock) convertible or exchangeable into Common Stock.
     SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.
     Securities Act - means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     Securities Purchase Agreement - the recitals.
     Security - means “security” as defined by Section 2(1) of the Securities Act.
     Selling Expenses - means and includes, with respect to any sale of Registrable Securities, any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the holders of Registrable Securities or any other selling expenses, discounts or commissions incurred in connection with the sale of Registrable Securities.

     Senior Lenders - the introductory paragraph.
     Senior Lender Subscription Agreements - the recitals.
     Subscription Agreements - the recitals.
     Subsidiary - means, as to any Person, any corporation in which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person owns sufficient voting securities to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such corporation. The term “Subsidiary,” as used herein without reference to any Person, shall mean a Subsidiary of the Parent.
     Trivest Investors — the recitals.
     Trivest Registrable Securities - means, at any time:
          (a) any outstanding shares of Common Stock issued to the Trivest Investors; and
          (b) any other Securities into which any such shares (whether issued or issuable) may be reclassified, recapitalized or converted or into which any such shares (whether issued or issuable) may have been exchanged.
          As to any particular Trivest Registrable Securities once issued, such Securities shall cease to be Trivest Registrable Securities:
                    (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;
                    (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;
                    (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or
                    (iv) when they shall have ceased to be outstanding.
     Voting Stock - means, with respect to any Person, any Shares of stock or similar equity interests of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors or similar officials of such Person (irrespective of whether at the time stock or equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     Warrant - the recitals.
     Warrant Holders Registrable Securities - means, at any time:
          (a) any shares of Class B Common Stock issuable upon the exercise of any outstanding Warrant; and any shares of Class A Common Stock issuable upon the conversion of any such issuable shares of Class B Common Stock;
          (b) any outstanding shares of Class B Common Stock that have been issued upon the exercise of any Warrant; and any shares of Class A Common Stock issuable upon the conversion of any such shares of Class B Common Stock;

          (c) any outstanding shares of Class A Common Stock that have been issued upon the conversion of Class B Common Stock which was issued upon exercise of any Warrant; and
          (d) any other Securities into which any such shares (whether issued or issuable) may be reclassified, recapitalized or converted or into which any such shares (whether issued or issuable) may have been exchanged.
          As to any particular Warrant Holders Registrable Securities once issued, such Securities shall cease to be Warrant Holders Registrable Securities:
                    (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;
                    (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;
                    (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or
                    (iv) when they shall have ceased to be outstanding or (with respect to Warrant Holders Registrable Securities described in clause (a) of this definition) issuable upon exercise of the Warrants.
     Warrant Investors - the introductory paragraph.
     3.2. Directly or Indirectly. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.
     3.3. Section Headings and Table of Contents and Construction.
          (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.
          (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.
     3.4. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any holders of Registrable Securities, the determination of such satisfaction shall, unless specifically required herein in any instance to be “reasonable” or words to similar effect, be made by such holder or holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the holder or holders making such determination.

     3.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
4. MISCELLANEOUS.
     4.1. Communications.
          (a) Method; Address. All communications hereunder shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Parent shall be addressed as set forth on Annex 1, or at such other address of which the Parent shall have notified each holder of Registrable Securities. Communications to a Warrant Investor shall be addressed as set forth on Annex 2 for such Warrant Investor or at such other or further address of which such Warrant Investor shall have notified the Parent; and the Parent shall notify the other holders of Registrable Securities of such other or further address. Communications to an Other Investor shall be addressed as set forth on Annex 3 for such Other Investor or at such other or further address of which such Other Investor shall have notified the Parent; and the Parent shall notify the other holders of Registrable Securities of such other or further address. Communications to a Trivest Investor shall be addressed as set forth on Annex 4 for such Trivest Investor or at such other or further address of which such Trivest Investor shall have notified the Parent, and the Parent shall notify the other holders of Registrable Securities of such other or further address.
          (b) When Given. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.
          (c) Service of Process. Notwithstanding the foregoing provisions of this Section 4.1, service of process in any suit, action or proceeding arising out of or relating to this agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 4.7(c).
     4.2. Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, consents, waivers and notifications that may hereafter be executed, documents received by any holder of Registrable Securities (except the certificates representing the Registrable Securities themselves), may be reproduced by the Parent or any holder of Registrable Securities by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Registrable Securities may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Parent or any such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 4.2 shall prohibit the Parent or any holder of Registrable Securities from contesting the accuracy or validity of any such reproduction.
     4.3. Survival. All warranties, representations, certifications and covenants made by the Parent in the Securities Purchase Agreement or Subscription Agreement or in any certificate or other instrument delivered by or on behalf of the Parent thereunder or hereunder shall be considered to have been relied upon by each holder of Registrable Securities and shall survive the delivery to such holder of the Registrable Securities regardless of any investigation made by or on behalf of any such holder. All statements in any certificate or other instrument delivered by or on behalf of the Parent pursuant to the terms thereof or hereof shall constitute warranties and representations by the Parent hereunder. All payment obligations of the Parent hereunder shall survive the termination hereof.

     4.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon all the holders, from time to time, of the Registrable Securities and their successors and assigns. The provisions hereof are intended to be for the benefit of the holders of the Registrable Securities and their successors and assigns and shall be enforceable by any such holder, successor or assignee, whether or not an express assignment of rights hereunder shall have been made by any such holder or its successor or assign. Anything contained in this Section 4.4 notwithstanding, the Parent may not assign any of its rights, duties or obligations hereunder without the prior written consent of all holders of the Registrable Securities.
     4.5. Amendment and Waiver. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with and only with the written consent of the Parent and:
          (a) in the case of Section 1.1 or of any term defined in Section 3.1 to the extent used therein, the written consent of the Warrant Investors and the Trivest Investors; and
          (b) in the case of any other provision of this Agreement, or of any term defined in Section 3.1 to the extent used therein, the written consent of the Required Holders.
     4.6. Expenses. Subject to Section 1.6, the Parent agrees to pay, and save each Purchaser and each holder of Registrable Securities harmless against liability for the payment of, all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of special counsel for such holders), but (except to the extent contemplated by Section 1.10(c)) specifically excluding Selling Expenses, arising in connection with the transactions herein contemplated, including, without limitation:
          (a) any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted (including, without limitation, all document production and duplication charges and the reasonable fees and expenses of one special counsel engaged by the holders of Registrable Securities in connection therewith); and
          (b) the enforcement of (or determination of whether or how to enforce) any rights under this Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any holder’s having acquired any Registrable Securities, including, without limitation, the reasonable fees and expenses of one special counsel engaged by the holders of the Registrable Securities and chosen by the Required Holders and incurred by such holders and the costs and expenses incurred in any bankruptcy case involving the Parent or any Subsidiary.
The obligations of the Parent under this Section 4.6 shall survive the termination of this Agreement.
     4.7. Waiver of Jury Trial; Consent to Jurisdiction; Etc.
          (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REGISTRABLE SECURITIES OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          (b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE REGISTRABLE SECURITIES OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR THEREUNDER MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN

ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE REGISTRABLE SECURITIES OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (c) Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE REGISTRABLE SECURITIES OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.
          (d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF REGISTRABLE SECURITIES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE PARENT IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.
     4.8. Indemnification of Each Holder. From and at all times after the date of this Agreement, and in addition to all other rights and remedies of each holder of Registrable Securities against the Parent, the Parent agrees to indemnify and hold harmless each holder of Registrable Securities and each director, trustee, officer, employee, agent, investment advisor and affiliate of each such holder (each, an “Indemnified Party”) against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses), incurred by or asserted against any Indemnified Party, from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement, the Warrant Certificates or the Registrable Securities or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder or thereunder, whether or not such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such Indemnified Party or breach by such Indemnified Party of its own obligations under this Agreement. Notwithstanding the foregoing, the Parent shall not be obligated to pay the fees, expenses or disbursements of counsel of more than one counsel for all Indemnified Parties hereunder (other than any special local counsel or counsel for specific purposes which represents the Indemnified Parties) unless in any Indemnified Party’s reasonable judgment a conflict of interest between the Indemnified Party and any other Indemnified Party exists, in which case the Parent shall indemnify the Indemnified Party for the fees, expenses or disbursements of its own separate counsel. All of the foregoing losses, damages, costs and expenses of any Indemnified Party shall be payable as and when incurred upon demand by such Indemnified Party and shall be additional obligations hereunder. The obligations of the Parent and the rights of the Indemnified Parties under this Section 4.8 shall survive the termination of this Agreement.
     Notwithstanding the foregoing, the indemnification for claims, losses, damages, liabilities costs and expenses described in Section 1.6 shall be governed by Section 1.6 and not this Section 4.8.
     4.9. Entire Agreement. This Agreement, together with the Warrant Certificates, constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.
     4.10. Execution in Counterpart. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.
     4.11. Severability. Any provision of this Agreement or of the Registrable Securities that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Remainder of page left blank intentionally; next page is signature page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date and year first above written.

DIRECTED ELECTRONICS, INC.

By:	/s/ James E. Minarik

Name:	James E. Minarik

Title:	President and CEO

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Michael P. Hermsen

Name:	Michael P. Hermsen

Title:	Managing Director

MASSACHUSETTS CORPORATE INVESTORS

By:	/s/ Michael P. Hermsen

Name:	Michael P. Hermsen

Title:	Vice President

MASSACHUSETTS PARTICIPATION INVESTORS

By:	/s/ Michael P. Hermsen

Name:	Michael P. Hermsen

Title:	Vice President

BANCBOSTON INVESTMENTS INC.

By:	/s/ Lars A. Swanson

Name:	Lars A. Swanson

Title:	Director

555 MADISON INVESTORS, LLC

By:	/s/ Gregory W. Cashman

Name:	Gregory W. Cashman

Title:	Manager

HVB U.S. FINANCE, INC.

By:	/s/ John W. Sweeney	/s/ Lori Ann Curnyn

Name:	John W. Sweeney	Lori Ann Curnyn

Title:	Director	Managing Director

ISSA FAMILY FOUNDATION

By:	/s/ Darrell E. Issa

Name:	Darrell E. Issa

Title:	President and CEO

TRIVEST FUND II, LTD.

By: Trivest Fund II Manager, Ltd., General Partner

By: Trivest Equities, Inc., General Partner

By:	/s/ David Gershman

Name:	David Gershman

TRIVEST FUND III, L.P.

By: Trivest III General Partner, L.P.

By: Trivest III, Inc., General Partner

By:	/s/ David Gershman

Name:	David Gershman

TRIVEST EQUITY PARTNERS II, LTD.

By: Trivest Fund II Manager, Ltd., General Partner

By: Trivest Equities, Inc., General Partner

By:	/s/ David Gershman

Name:	David Gershman

TRIVEST EQUITY PARTNERS III, L.P.

By: Trivest III, General Partner, L.P.

By: Trivest III, Inc., General Partner

By:	/s/ David Gershman

Name	David Gershman

TRIVEST PRINCIPALS FUND II, LTD.

By: Trivest Principals Fund II, Inc., General Partner

By:	/s/ David Gershman

Name:	David Gershman

TRIVEST PRINCIPALS FUND III, L.P.

By: Trivest III, Inc., General Partner

By:	/s/ David Gershman

Name:	David Gershman

TRIVEST FUND CAYMAN III, L.P.

By: Trivest III General Partner, L.P.

By: Trivest III, Inc., General Partner

By:	/s/ David Gershman

Name:	David Gershman

TRIVEST-DEI CO-INVESTMENT FUND, LTD.

By: Trivest-DEI GP, Ltd.

By: Trivest II, Inc., General Partner

By:	/s/ David Gershman

Name:	David Gershman